Exhibit 10.2

Xiamen Yikoule Catering Distribution Co., Ltd.

Share Transfer Agreement

Transferor (hereinafter Party A): MA Weishu
Business License Code or ID Card No: 350202195207290014
Address: 2/F, No. 31 Guxin Road, Siming District, Xiamen City, Fujian Province

Transferee (hereinafter Party B): Xiamen Xinyixiang Catering Distribution Co., Ltd.
Business License Code or ID Card No: 350298400000190
Address: Canteen, West 1/F, Block 4C, No. 18 Xianghong Road, Torchlight (Xiang’an) Industrial Zone, Xiamen City

Whereas, Xiamen Yikoule Catering Distribution Co., Ltd. (hereinafter the Company) is a limited liability company established on incorporation in accordance with Company Law of the People’s Republic of China. The registered capital is RMB 1 million, and paid-in capital is RMB 1 million. Party A hereby intends to transfer to Party B as per conditions stipulated hereof in the Agreement its 5% shares with full equity rights in the Company (with subscription of RMB 50,000.00 in the registered capital, and paid-in contribution of RMB 50,000.00 to the registered capital). This Agreement is signed by and between the Parties on full negotiations on the principles of free will, equality, fairness, honesty and creditability, with terms and conditions as follow:

Article 1  Object and price of transfer, mode of payment

1. Party A agrees to transfer the shares of 5%it holds in Xiamen Yikoule Catering Distribution Co., Ltd. (with subscription of RMB 50,000.00 in the registered capital, and paid-in contribution of RMB 50,000.00 to the registered capital) to Party B at a total price of RMB 14,000.00, and Party B agrees to purchase such on the price and conditions stipulated hereof.

2. Party B agrees to pay by cash to Party A within sixty (60) days after signing of the Agreement the transfer charges of RMB 14,000.00 in a lump sum.

Article 2  Guarantees

1. Party A guarantees that, the shares it transfers to Party B are the equity shares it fully paid in to Xiamen Yikoule Catering Distribution Co., Ltd., and are equity rights Party A legally owns, to which Party A has full power of disposal. Equity rights over said shares are not subject to any bank freezing, auction, or under any mortgage, pledge, guaranty or prone to and defect which may harm the rights and interests of the transferee, and that, Party A shall not dispose such shares by way of transfer, donation, mortgage, or pledge or any other way which may infringe interests of Party B before completion of transaction of the transfer agreed hereof. There is no any major debt, legal proceeding, claim or liability, existent or potential, with the Company, which the transferor has not disclosed to the transferee, otherwise, Party A shall be liable for all liabilities caused thereof.

2. Party A guarantees that, all other shareholders of the Company have quit their preemption right for the shares transferred as agreed hereof.

3. Party B after accepting the shares Party A transfers shall enjoy all pertinent shareholders’ rights and obligations pertaining to said shares as per stipulations of the Articles of Association of Xiamen Yikoule Catering Distribution Co., Ltd.

4. Party B acknowledges and accepts the Articles of Association of Xiamen Yikoule Catering Distribution Co., Ltd., and undertakes performance of all rights and obligations it shall have as a shareholder as stipulated in the Articles of Association.

Article 3  Sharing of gain and loss

After change registration is complete according to law, Party B shall be a shareholder of Xiamen Yikoule Catering Distribution Co., Ltd., and share both the profits and deficits of the Company as per the Articles of Association.

Article 4  Charges on share transfer, and sharing of charges

All charges on the share transfer (inclusive of handling charges and tax levies) shall be borne solely by Party B.

Article 5  Amendment to and cancellation of Agreement

Before registration of share transfer is complete, the Agreement may be amended or cancelled in any of followings cases, however, both Parties shall sign written agreement on such amendment or cancellation thereupon:

1. Any force majeure event or any external cause not attributable to the fault of either Party but proved to be unavoidable caused the Agreement unperformable.

2. Either Party becomes incapable for substantial performance of Agreement.

3. Breach of contract by either or both Parties seriously impairs economic interests of the non-breaching Party and renders performance of Agreement unnecessary.

4. In any substantial change of contracting conditions the Parties agree to amend or cancel the Agreement.

Article 6  Breach of contract

The Agreement is equally binding with legal forces over either Party and, in case either Party fails to perform any of its obligations or guarantees under the Agreement, unless it is exempt from liability for such fault by law, the breaching Party shall pay to the non-breaching Party a default fine equivalent to 2% over the share transfer prices and, where there is any loss caused to the non-breaching Party, and such loss is larger than the default fine in amount, the breaching Party shall be liable for the amount in excess of the default fine.

Article 7  Settlement of dispute

1. For any dispute arising over the validity, performance, breach or cancellation of Agreement, the Parties shall negotiate for settlement on agreement.

2. Where agreement is not reached through negotiation, either Party may refer the dispute to arbitration or lodge legal proceeding with the people’s law court.

Article 8  Governing law

All matters concerning existence, validity, performance as well as rights and obligations, of the Agreement and all pertinent documents on which the Agreement is valid, shall be governed and interpreted with laws of the People’s Republic of China.

Article 9  Date and place of signing

The Agreement is signed and executed by the Parties on April 16, 2009 at the Conference Room, 4/F, Xue Ye Building, Chuang Ye Park, Xiamen Torchlight Hi-Tech Zone.

Article 10  Conditions for validity of Agreement

The Agreement comes to effect the day of signing.

Article 11  The Agreement is made in quadruplicate, one copy for Party A and Party B each, one copy for filing at the Administration of Industry & Commerce, and one copy for filing of Xiamen Yikoule Catering Distribution Co., Ltd., each copy with equal legal forces.

Party A (signature & chop):	Party B (signature & chop):

/s/ MA Weishu	/s/ LI Yongnian

Xiamen Xinyixiang Catering Distribution Co., Ltd.

Date: April 16, 2009	Date: April 16, 2009

Xiamen Yikoule Catering Distribution Co., Ltd.

Share Transfer Agreement

Transferor (hereinafter Party A): XU Yizhen
Business License Code or ID Card No: 350202196105240029
Address: 2/F, No. 31 Guxin Road, Siming District, Xiamen City, Fujian Province

Transferee (hereinafter Party B): Xiamen Xinyixiang Catering Distribution Co., Ltd.
Business License Code or ID Card No: 350298400000190
Address: Canteen, West 1/F, Block 4C, No. 18 Xianghong Road, Torchlight (Xiang’an) Industrial Zone, Xiamen City

Whereas, Xiamen Yikoule Catering Distribution Co., Ltd. (hereinafter the Company) is a limited liability company established on incorporation in accordance with Company Law of the People’s Republic of China. The registered capital is RMB 1 million, and paid-in capital is RMB 1 million. Party A hereby intends to transfer to Party B as per conditions stipulated hereof in the Agreement its 95% shares with full equity rights in the Company (with subscription of RMB 950,000.00 in the registered capital, and paid-in contribution of RMB 950,000.00 to the registered capital). This Agreement is signed by and between the Parties on full negotiations on the principles of free will, equality, fairness, honesty and creditability, with terms and conditions as follow:

Article 1  Object and price of transfer, mode of payment

1. Party A agrees to transfer the shares of 95%it holds in Xiamen Yikoule Catering Distribution Co., Ltd. (with subscription of RMB 950,000.00 in the registered capital, and paid-in contribution of RMB 950,000.00 to the registered capital) to Party B at a total price of RMB 266,000.00, and Party B agrees to purchase such on the price and conditions stipulated hereof.

2. Party B agrees to pay by cash to Party A within sixty (60) days after signing of the Agreement the transfer charges of RMB 266,000.00 in a lump sum.

Article 2  Guarantees

1. Party A guarantees that, the shares it transfers to Party B are the equity shares it fully paid in to Xiamen Yikoule Catering Distribution Co., Ltd., and are equity rights Party A legally owns, to which Party A has full power of disposal. Equity rights over said shares are not subject to any bank freezing, auction, or under any mortgage, pledge, guaranty or prone to and defect which may harm the rights and interests of the transferee, and that, Party A shall not dispose such shares by way of transfer, donation, mortgage, or pledge or any other way which may infringe interests of Party B before completion of transaction of the transfer agreed hereof. There is no any major debt, legal proceeding, claim or liability, existent or potential, with the Company, which the transferor has not disclosed to the transferee, otherwise, Party A shall be liable for all liabilities caused thereof.

2. Party A guarantees that, all other shareholders of the Company have quit their preemption right for the shares transferred as agreed hereof.

3. Party B after accepting the shares Party A transfers shall enjoy all pertinent shareholders’ rights and obligations pertaining to said shares as per stipulations of the Articles of Association of Xiamen Yikoule Catering Distribution Co., Ltd.

4. Party B acknowledges and accepts the Articles of Association of Xiamen Yikoule Catering Distribution Co., Ltd., and undertakes performance of all rights and obligations it shall have as a shareholder as stipulated in the Articles of Association.

Article 3  Sharing of gain and loss

After change registration is complete according to law, Party B shall be a shareholder of Xiamen Yikoule Catering Distribution Co., Ltd., and share both the profits and deficits of the Company as per the Articles of Association.

Article 4  Charges on share transfer, and sharing of charges

All charges on the share transfer (inclusive of handling charges and tax levies) shall be borne solely by Party B.

Article 5  Amendment to and cancellation of Agreement

Before registration of share transfer is complete, the Agreement may be amended or cancelled in any of followings cases, however, both Parties shall sign written agreement on such amendment or cancellation thereupon:

1. Any force majeure event or any external cause not attributable to the fault of either Party but proved to be unavoidable caused the Agreement unperformable.

2. Either Party becomes incapable for substantial performance of Agreement.

3. Breach of contract by either or both Parties seriously impairs economic interests of the non-breaching Party and renders performance of Agreement unnecessary.

4. In any substantial change of contracting conditions the Parties agree to amend or cancel the Agreement.

Article 6  Breach of contract

The Agreement is equally binding with legal forces over either Party and, in case either Party fails to perform any of its obligations or guarantees under the Agreement, unless it is exempt from liability for such fault by law, the breaching Party shall pay to the non-breaching Party a default fine equivalent to 2% over the share transfer prices and, where there is any loss caused to the non-breaching Party, and such loss is larger than the default fine in amount, the breaching Party shall be liable for the amount in excess of the default fine.

Article 7  Settlement of dispute

1. For any dispute arising over the validity, performance, breach or cancellation of Agreement, the Parties shall negotiate for settlement on agreement.

2. Where agreement is not reached through negotiation, either Party may refer the dispute to arbitration or lodge legal proceeding with the people’s law court.

Article 8  Governing law

All matters concerning existence, validity, performance as well as rights and obligations, of the Agreement and all pertinent documents on which the Agreement is valid, shall be governed and interpreted with laws of the People’s Republic of China.

Article 9  Date and place of signing

The Agreement is signed and executed by the Parties on April 16, 2009 at the Conference Room, 4/F, Xue Ye Building, Chuang Ye Park, Xiamen Torchlight Hi-Tech Zone.

Article 10  Conditions for validity of Agreement

The Agreement comes to effect the day of signing.

Article 11  The Agreement is made in quadruplicate, one copy for Party A and Party B each, one copy for filing at the Administration of Industry & Commerce, and one copy for filing of Xiamen Yikoule Catering Distribution Co., Ltd., each copy with equal legal forces.

Party A (signature & Company Seal):	Party B (signature & Company Seal):

/s/ XU Yizhen	/s/ LI Yongnian

Xiamen Xinyixiang Catering Distribution Co., Ltd.

Date: April 16, 2009	Date: April 16, 2009

Xiamen Yikoule Catering Distribution Co., Ltd.

Resolution of Shareholders’ Meeting

A shareholders’ meeting was convened on April 16, 2009 at the Conference Room on the fourth floor of Xuan Ye Building, Chuang Ye Park of Xiamen Torchlight Hi-Tech Zone and, such was an interim meeting summoned as per the Articles of Association of the Company, and was notified to all shareholders according to law before meeting in the date and approach pertinent to stipulations of said Articles of Association. Present at the Meeting were shareholders XU Yizhen and MA Weishu, being all the shareholders. The Meeting was summoned and presided over by XU Yizhen, the managing director of the Company.

It’s unanimously agreed and resolved on the Shareholders’ Meeting as follows:

Shareholder XU Yizhen shall transfer to Xiamen Xinyixiang Catering Distribution Co., Ltd.  95% shares she holds in Xiamen Yikoule Catering Distribution Co., Ltd. (with subscription of RMB 950,000.00 in registered capital, and paid-in contribution of RMB 950,000.00 to the registered capital) at a total price of RMB 266,000.00; and

Shareholder MA Weishu shall transfer to Xiamen Xinyixiang Catering Distribution Co., Ltd.  5% shares he holds in Xiamen Yikoule Catering Distribution Co., Ltd. (with subscription of RMB 50,000.00 in registered capital, and paid-in contribution of RMB 50,000.00 to the registered capital) at a total price of RMB 14,000.00; and

After said share transfer transaction, Xiamen Xinyixiang Catering Distribution Co., Ltd. shall hold 100% shares of Xiamen Yikoule Catering Distribution Co., Ltd. (with subscription of RMB 1,000,000.00 in registered capital, and paid-in contribution of RMB 1,000,000.00 to the registered capital).

This agreed and confirmed by:

Shareholder: /s/ XU Yizhen

Shareholder: /s/ MA Weishu

Company: Xiamen Yikoule Catering Distribution Co., Ltd. (Company Seal)

Date: April 16, 2009

Shareholders’ Resolution

It’s hereby resolved by Xiamen Xinyixiang Catering Distribution Co., Ltd. (the Company), as the shareholder of Xiamen Yikoule Catering Distribution Co., Ltd., as follows:

1. The Company hereby retains and empowers XU Yizhen to act as the Managing Director and Legal Representative, and engages XU Yizhen to serve as a Manager, of the Company.

2. The Company engages MA Weishu to serve as the Supervisor of the Company.

3. Whereas there is only one shareholder after share transfer, the Company hereby changes to the incorporation as a sole-shareholder (one-person) limited liability company (solely invested body corporate).

4. The Articles of Association of the Company shall have amendments hereon.

Shareholder: Xiamen Xinyixiang Catering Distribution Co., Ltd. (Company Seal)

Date: April 16, 2009.

Xiamen Yikoule Catering Distribution Co., Ltd.

Articles of Association

The Articles of Association is formulated on amendment upon resolution of shareholder made on April 16, 2009.

In accordance with rules and stipulations concerned of Company Law of the People’s Republic of China (hereinafter Company Law) and Ordinance on Company Registration & Administration of the People’s Republic of China, Xiamen Xinyixiang Catering Distribution Co., Ltd. set up on sole investment Xiamen Yikoule Catering Distribution Co., Ltd. (hereinafter the Company), and formulates and executes this Articles of Association in April 2009. Where any provision of this Articles conflicts with any of national laws, rules or ordinances of the PRC, the latter shall prevail.

Chapter I  Name and Domicile of Company

Article 1  Name of Company: Xiamen Yikoule Catering Distribution Co., Ltd. (hereinafter the Company).

Article 2  Premise of Company: 4/F, Xuan Ye Building, Chuang Ye Park, Xiamen Torchlight Hi-Tech Zone.

Chapter II  Business Scope

Article 3  Business Scope: 1. Catering Distribution (operation by branches only); 2. Food & beverage management consultation; 3. Growth & sales of fruits, vegetables, flowers and seedlings; rearing and sales of livestock and poultry (operation by branches only).

Article 4  The Company retains the rights for amendment of the Articles of Association and change to the business scope, whereas registration is required for such. Projects included in the Business Scope which require approvals according to laws and administrative regulations shall be subject to approval according to law.

Chapter III  Registered Capital and Paid-in Capital

Article 5 Registered capital: RMB 1,000,000.00.

Shareholder investing with monetary contribution shall deposit in full amount subscribed to the bank account as opened by the limited liability company; where capital contribution is made with non-monetary assets, the investing assets shall be subject to no guaranty, mortgage or pledge and have all formalities completed for the transfer of title of such assets, upon value appraisal.

Contributions of capital share shall be verified by capital verifier organ set up by law which shall provide capital verification report to evidence.

Article 6  Paid-in capital of Company: RMB 1,000,000.00.

Registered capital of RMB 1,000,000.00 has been paid in a lump sum before registration of establishment.

Article 7  For increase in the registered capital, change registrations shall be handled within thirty (30) days after full contribution of such increase. Where the statutory provident funds are transferred to registered capital increase, such provident funds retained may not be less than 25% of the registered capital before such increase on transfer.

For decrease in the registered capital, change registrations shall be handled within forty-five (45) days after date of newspaper announcement, and meantime provide evidences of the newspaper announcement releasing  decrease of registered capital as well as statement on the liquidation, repayment and guaranty for debts related to the Company.

Registered capital after decrease shall not be lower than the lowest limit stipulated by law.

For increase or decrease of registered capital, registration of change shall be handled with pertinent registration administration.

Chapter IV  Name and Domicile of Shareholder

Article 8  Name and domicile of shareholder are as below:

Shareholder: Xiamen Xinyixiang Catering Distribution Co., Ltd.

Domicile: Canteen, west of 1/F, Block C4, No. 18 Xianghong Road, Xiamen Torchlight (Xiang’an) Industrial Zone.

Business License Code: 350298400000190.

Chapter V  Type of Incorporation

Article 9  Type of incorporation: Limited liability company (solely invested body corporate).

Article 10  For change in the type of incorporation, the Company shall apply for change registration with registration administration within stipulated period on the basis of the conditions of the company to be established on such change, and produce related documents.

Chapter VI  Mode, Amount and Date of Shareholder Contribution

Article 11  Mode, amount and date of shareholder’s contribution of investment

Shareholder Xiamen Xinyixiang Catering Distribution Co., Ltd. invests with monetary contribution of RMB 1,000,000.00, taking up 100% of the registered capital. Registered capital of the Company shall be paid in full amount before registration of establishment.

Chapter VII  Structure, Setup & Power of Organization, Rules on Management

Article 12  The Company shall not have a Shareholders’ Meeting. Shareholder shall exert following powers according to Company Law:

1. to decide on the Company’s operating policies and investment plans;

2. to designate and replace managing director, and to decide on matters concerning remuneration for the managing director;

3. to designate and replace supervisor, and decide on matters concerning remuneration for the supervisor;

4. to approve reports of the managing director;

5. to approve reports of the supervisor;

6. to approve annual schemes for financial budgets and final settlement;

7. to approve schemes for profit distribution and loss compensation;

8. to make decisions for increase and decrease to registered capital of Company;

9. to make decisions on issuing debenture;

10. to make decisions on merger, dissolution, liquidation or change of incorporation of Company;

11. to formulate and amend the Articles of Association of Company;

12. to engage managers of the Company.

Where the shareholder makes any change to said matter, he/she shall do such in written form, and such shall be filed in the Company bearing signature of all shareholders.

Article 13  The Company shall not have a Board of Directors, but shall have one (1) Managing Director, who may serve concurrently as a Manager. The Managing Director shall be designated by the shareholder, and serve for the tenure of three (3) years, upon expiry of which may renew the post where the shareholder decides so.

Article 14  The Managing Director shall be responsible to the shareholder, and exert following powers:

1. to carry out decisions of the shareholder;

2. to decide on Company’s operation schemes and investment plans;

3. to prepare annual financial plans, and final settlements;

4. to prepare profit distribution and loss compensation plans;

5. to prepare plans for increase and decrease in registered capital;

6. to formulate schemes on merger, split, change in the type of incorporation, or dissolution, of Company;

7. to decide on setup of internal management of Company;

8. to nominate candidate for the Manager, and engage or dismiss upon nomination of the Manager the Vice Manager and the financial chief, and decide on their remuneration;

9. to formulate fundamental administrative regulations and systems of Company;

10. to sign pertinent documents in representative of the Company.

Article 15  The Company shall have one (1) Manager, post of which may be served concurrently by the Managing Director, or engaged or dismissed otherwise by the shareholder. The Manager shall be responsible to the shareholder, and exert following powers:

1. to take full charge of production and operation management of Company;

2. to organize implementation of Company’s annual operation schemes and investment plans;

3. to formulate programs for organizational structure of internal management of Company;

4. to formulate fundamental management systems of Company;

5. to formulate rules and regulations of the Company;

6. to report for approval proposals on engagement or dismissal of vice manager and financial chief;

7. to decide on engagement or dismissal of managerial staff other than those to be engaged and dismissed by the Managing Director;

Article 16  The Company shall have one (1) supervisor, who shall be designated by the shareholder. The supervisor shall exert his/her powers in accordance with the Company Law.

The supervisor shall serve a tenure of three (3) years, and upon expiry of which renew the post. All expenses for the supervisor in performing his/her duties and powers shall be borne by the Company.

Neither the Managing Director nor any senior managerial staff shall serve concurrently as the supervisor of the Company.

Article 17  Any person in any of followings cases may not serve as the managing director, supervisor, or senior managerial staff of the Company:

1. any who is incompetent or has limited capacity for civil conduct;

2. any who has served less than five (5) years then for the fixed-term imprisonment ordered for any act of graft, bribery, embezzlement of property, misappropriation of property, or impairment to socialist market order, or is within five (5) years of service for deprival of political rights for any act of crime;

3. any who serving as the director or factory head or manager of a business firm or enterprise which went to bankruptcy was personally responsible to said bankruptcy, and is still within three (3) years since the completion of liquidation of said firm or enterprise upon bankruptcy;

4. any who served as the legal representative of a business firm or enterprise which had its Business License revoked or was ordered to closedown, and was personally responsible to such end, and is still within three (3) years since said date of Business License being revoked;

5. any who is personally liable to any debt which is large in amount and unpaid as overdue.

Where the Company selects, designate any managing director or supervisor or engaging any senior managerial staff in breach of the preceding provisions, such election, designation or engagement is invalid.

Where any managing director or supervisor or senior managerial staff is in any of the situations as specified in the paragraph (1) preceding, the Company shall dismiss him/her from his/her post.

Chapter VIII  Legal Representative of Company

Article 18  The legal representative of the Company shall be acted by the Managing Director. Where the legal representative is in any of the situations as may prevent him/her from serving as the legal representative according to laws, ordinances, regulations of the State Council, or other prohibition stipulations concerned, the shareholder shall dismiss him/her from the post and power of legal representative.

In case of change in the legal representative, registration shall be handled for the change.

Chapter IX  Share Transfer of Company

Article 19  Shareholder of the Company may transfer all or part of its shares in the Company according to law.

Article 20  In case of share transfer of shareholder, registration of change shall be handled within thirty (30) days after transaction of the transfer.

Chapter X  Systems of Finance, Accounting, Profit Distribution & Labor Employment

Article 21  The Company shall set up internal financial and accounting systems in accordance with pertinent laws, administrative ordinances as well as rules and regulations of finance administrative authorities under the State Council. The Company shall formulate financial statement reports on ending of each fiscal year, which shall be subject to auditing of a certified public accountants firm.

Article 22  On distribution of after-tax profits, the Company shall make a reserve of ten percent (10%) over the profits for statutory provident funds. Where said funds amount above fifty percent (50%) of the registered capital of Company, the reserve is not made.

Where the statutory provident funds are not sufficient to cover losses of preceding year, compensation of losses shall be made with current-year profits before reserving for statutory provident funds.

Article 23  The Company shall safeguard the legitimate rights and interests of, and sign labor contracts with staff workers, include all such in the social insurance system, so to enhance labor protection and ensure production safety.

The Company shall take every initiative to promote staff workers’ vocational education and on-post training, so to improve work quality of them.

Chapter XI  Operation Period of Company

Article 24  The operation period licensed is ten (10) years, commencing the day the Business License for Body Corporate is granted.

Article 25  Where the Company intends to extend its operation period, the shareholder shall make shareholders’ resolution, to cause amendment to the Articles of Association and handle pertinent change registration, before maturity of the business operation of Company.

Chapter XII  Dissolution & Liquidation of Company

Article 26  The Company shall dissolve in any of following cases:

1. on maturity of the business operation period stipulated in the Articles of Association;

2. where the shareholder decides on dissolution of Company;

3. where dissolution is required for the purpose of merger of Company;

4. where the Company has its Business License revoked, is ordered to closedown or is cancelled according to law;

5. where the people’s law court orders dissolution of the Company according to Company Law.

Article 27  Where the Company is dissolved and liquidation is required by law, the liquidation team shall within ten (10) days after the date of formation report for filing with the registration administration the list of members and responsible personnel of the liquidation team.

Article 28  The liquidation team shall notify the creditors within ten (10) days, and make newspaper announcement within sixty (60) days, after the date of formation.

Article 29  In any of following cases, the liquidation team shall handle cancellation registration with original registration administration within thirty (30) days after completion of liquidation of Company:

1. where the Company is declared to bankruptcy by law;

2. on maturity of operation period stipulated in the Articles of Association, or where there is any other cause for dissolution arises other than those specified in said Articles, whereas except for the Company continues as by amendment to the Articles of Association;

3. where the shareholder decides on dissolution of Company;

4. where the Company has its Business License revoked, ordered to closedown or cancelled according to law;

5. where the people’s law court orders dissolution of the Company according to law;

6. where dissolution is ordered according to laws, administrative ordinances and other regulations.

Article 30  During the process of liquidation, the Company continues to exist, whereas it may not engage in any operating activity irrelevant to liquidation. Any property of the Company may not be assigned to any shareholder before repaying all debts according to Company Law. The Company ceases existence upon cancellation registration of the registration administration.

Chapter XIII  Special Provisions

Article 31  Where the shareholder is unable to prove independence of Company’s assets from his/her personal properties, he/she shall be jointly liable for the debts of the Company.

Article 32   The Company may invest in other business enterprises, whereas it may not become an investor who bears joint liability to the debts borne by the enterprise invested, unless it is otherwise stipulated by law.

Article 33  For any matter uncovered in the Articles of Association, pertinent stipulations of the Company Law shall apply. Where there is any dispute arising in any of the provisions of the Articles of Association against existent national laws and ordinances, the latter shall prevail.

Shareholder: Xiamen Xinyixiang Catering Distribution Co., Ltd. (Company Seal)

Date: April 26, 2009.